Exhibit 5.2

Haynes and Boone, LLP

October 13, 2023

RedHill Biopharma Ltd.
21 Ha'arba'a Street
Tel Aviv, 64739
Israel

Ladies and Gentlemen:

We have acted as special U.S. counsel to RedHill Biopharma Ltd., a company limited by shares organized under the laws of the State of Israel (the “Company”), in connection with the offering by certain selling stockholders of up to an aggregate of 8,861,961 American Depositary Shares (the “ADSs”), each ADS representing four hundred (400) ordinary shares of the Company, NIS 0.01 par value per share (the “Ordinary Shares”), issuable upon the exercise of (i) five-year warrants to purchase up to 5,603,846 ADSs, issued on October 3, 2023; (ii) eighteen-month warrants to purchase up to 3,000,000 ADSs, issued on October 3, 2023; and (iii) five-year warrants to purchase up to 258,115 ADS, issued on October 3, 2023; (collectively, the “Warrants”), pursuant to the registration statement on Form F-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 13, 2023. The ADSs will be issued pursuant to a Deposit Agreement dated as of December 26, 2012 (the “Deposit Agreement”) among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and all Owners and Holders (each as defined therein) from time to time of ADSs of the Company issued thereunder.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company, including the Warrants, and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.   We have also assumed that the Warrants have been duly authorized and executed by the Company and delivered against payment in full of the consideration payable therefor.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the ADSs, when issued in accordance with the terms of the Warrants and the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be duly and validly issued under the Deposit Agreement and will entitle the holders thereof to the rights specified therein.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the laws of the State of New York as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein. In rendering the foregoing opinions, we have relied, for matters involving Israeli law, solely on the opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company.

This opinion is being rendered solely in connection with the registration of the offering and sale of the ADSs, pursuant to the registration requirements of the Securities Act.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement, and to the reference to us under the caption “Legal Matters” in the base prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes that may hereafter occur.

Very truly yours, /s/ Haynes and Boone, LLP Haynes and Boone, LLP